UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

As previously reported, on August 15, 2025, 250 Seaport District, LLC (the “Seller”), a subsidiary of Seaport Entertainment Group Inc. (the “Company”), entered into a Purchase and Sale Agreement (as amended by that certain First Amendment to Purchase Agreement dated December 15, 2025, the “Agreement”) with 250 Water Street Owner LLC (the “Buyer”) for the sale of a mixed-use development project located at 250 Water Street (“250 Water Street”). The Buyer is an affiliate of Tavros Holdings LLC, a privately owned real estate investment management and development firm based in New York City. The Buyer does not have any material relationship with the Company or its affiliates, other than in respect of the Agreement.

On January 28, 2026, the Seller and the Buyer entered into a Second Amendment to the Agreement (the “Amendment”) to provide that, among other things and notwithstanding anything to the contrary contained in the Agreement, (i) the date of the closing of the transactions contemplated under the Agreement (the “Closing Date”) will be February 5, 2026, and the Buyer will have no further right to extend or adjourn the Closing Date, and (ii) the sale price for 250 Water Street will be $143.0 million, subject to apportionment and adjustment as set forth in the Agreement.

Pursuant to the Amendment, within one business day following the effective date of the Amendment, the Buyer must deliver an additional $1.0 million deposit, which will increase the total deposit paid under the Agreement (as amended by the Amendment) to $8.5 million. The $8.5 million deposit amount is non-refundable, subject to the satisfaction of certain conditions set forth in the Agreement.

Notwithstanding the foregoing, the sale of 250 Water Street is subject to certain closing conditions, which are not currently satisfied. Accordingly, there can be no assurances that the sale of 250 Water Street will be completed on the terms or timing described in this Current Report on Form 8-K, or at all.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2026	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary